Exhibit (h)(b)(A)

PACIFIC SELECT FUND

FUND OF FUNDS PARTICIPATION AGREEMENT

This Fund of Funds Participation Agreement (the “Agreement”) is made as of the date set forth below by and among PACIFIC SELECT FUND (the “Trust”), on behalf of each of the funds named on Schedule A (each, a “Fund of Funds,” and collectively, the “Funds of Funds”); PACIFIC LIFE FUND ADVISORS LLC (“PLFA”), the investment adviser to the Funds of Funds; PACIFIC LIFE INSURANCE COMPANY, a life insurance company organized under the laws of the State of Nebraska (“Pacific Life” or an “Insurance Company”) and PACIFIC LIFE & ANNUITY COMPANY, a life insurance company organized under the laws of the State of Arizona (“PL&A” or an “Insurance Company,” and together with Pacific Life, the “Insurance Companies”), each on behalf of itself and certain of its separate accounts; DFA INVESTMENT DIMENSIONS GROUP INC. (“DFAIDG”) and DIMENSIONAL INVESTMENT GROUP INC. (“DIG,” and together with DFAIDG, each an “Acquired Fund” and collectively, the “Acquired Funds”), each on behalf of its respective series named on Schedule B (each, a “Portfolio” and collectively, the “Portfolios”); and DIMENSIONAL FUND ADVISORS LP, the investment adviser to the Portfolios (“Dimensional”).

WHEREAS, Section 12(d)(1)(A) of the Investment Company Act of 1940, as amended (the “Act”), limits investment by an investment company, as defined in the Act, and affiliates of such company, in any other investment company that is registered under the Act; and

WHEREAS, Section 12(d)(1)(B) of the Act limits the sale of shares by an investment company, as defined in the Act, and affiliates of such company, to any other investment company that is registered under the Act; and

WHEREAS, the Trust is a registered open-end management investment company, as defined in the Act; and

WHEREAS, the Trust is operated as a series fund, and each Fund of Funds is a series of the Trust, each having its own assets and liabilities and each investing in securities in accordance with its own investment objectives and policies, as described in the registration statement for that Fund of Funds and the Trust; and

WHEREAS, each Acquired Fund is a registered open-end management investment company, as defined in the Act; and

WHEREAS, each Acquired Fund is operated as a series fund, and each Portfolio is a series of an Acquired Fund, having its own assets and liabilities and invests in securities in accordance with its own investment objectives and policies, as described in the registration statement for the Portfolio and the Acquired Fund; and

WHEREAS, each Insurance Company has issued, or proposes to issue to the public, now and in the future, certain variable annuity contracts and/or variable life insurance policies (the “Contracts”), for which the Funds of Funds may serve as one of the underlying investment vehicles; and

WHEREAS, each Insurance Company has established one or more separate accounts (each an “Account”), as set forth on Schedule C to this Agreement, under applicable state insurance laws, for purposes of funding the Contracts, and has registered or will register each Account with the U.S. Securities and Exchange Commission (the “SEC” or the “Commission”) as a unit investment trust under the Securities Act of 1933, as amended (the “1933 Act”), and the Act (the “Registered Separate Accounts”), unless the Account is exempt from registration (the “Unregistered Separate Accounts,” and collectively with the Registered Separate Accounts, the “Separate Accounts”); and

WHEREAS, the Contracts are, or will be, registered by the respective Insurance Company with the SEC for offer and sale (unless a Contract is exempt from registration); and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, each Insurance Company intends to purchase shares in one or more Fund of Funds, on behalf of the Accounts, to fund the Contracts, and such Funds of Funds, in turn, will invest in Shares of the Portfolios; and

WHEREAS, DFAIDG and Dimensional have received a “Mixed and Shared Funding Order” (such order, along with the notice thereof, together, the “DFA Mixed and Shared Funding Order”)(Rel. No. 20549, March 12, 2002) from the SEC, granting relief from certain provisions of the Act and the rules thereunder to the extent necessary to permit shares of certain Portfolios to be sold to variable annuity and life insurance separate accounts of unaffiliated insurance companies; and

WHEREAS, the SEC has granted an order (Rel. No. IC-29979, March 12, 2012) exempting certain investment companies selling shares to other investment companies from the limits of Sections 12(d)(1)(A) and (B) (such order, along with the notice(s) thereof, together, the “Order”); and

WHEREAS, in reliance on the Order, each Fund of Funds may acquire shares (“Shares”) in each Portfolio in excess of the limits imposed by Section 12(d)(1)(A), and each Acquired Fund may sell Shares of its respective Portfolios to each Fund of Funds in excess of the limits imposed by Section 12(d)(1)(B); and

WHEREAS, pursuant to Condition 8 set forth in the Order, the Trust must enter into a written agreement with each Acquired Fund, on behalf of a Portfolio, prior to a Fund of Funds acquiring Shares in the Portfolio in excess of the limit imposed by Section 12(d)(1)(A)(i) of the Act, and this Agreement is intended to meet the requirements of Condition 8;

NOW, THEREFORE, the Trust, on behalf of each Fund of Funds, PLFA, each Insurance Company, on behalf of its Accounts, each Acquired Fund, on behalf of its Portfolios, and Dimensional, agree as follows:

1.        The term “Acquired Fund Affiliate,” as used herein, shall be deemed to include a Portfolio’s investment adviser(s), sponsor, promoter, principal underwriter, and any person controlling, controlled by or under common control with any of those entities. Capitalized terms used and not otherwise defined herein shall have the meanings assigned such terms in the Order.

The term “Fund of Funds Advisory Group,” as used herein, shall consist of PLFA and any person controlling, controlled by, or under common control with PLFA, and any investment company (including the Funds of Funds) and any issuer that would be an investment company but for Sections 3(c)(1) or 3(c)(7) of the Act that is advised by PLFA, or any person controlling, controlled by, or under common control with PLFA.

The term “Fund of Funds Affiliate,” as used herein, includes PLFA and any promoter and principal underwriter of the Fund of Funds, and any person controlling, controlled by, or under common control with any of those entities within the meaning of Section 2(a)(9) of the Act.

The term “Acquired Fund Affiliate,” as used herein, means Dimensional and any sponsor, promoter, and principal underwriter of a Portfolio, and any person controlling, controlled by, or under common control with any of those entities within the meaning of Section 2(a)(9) of the Act.

The term “Affiliated Underwriting,” as used herein, means an offering of securities during the existence of an underwriting or selling syndicate of which a principal underwriter is an Underwriting Affiliate.

The term “Underwriting Affiliate,” as used herein, means a principal underwriter in any underwriting or selling syndicate that is an officer, director, member of an advisory board, investment adviser, subadviser, or employee of the Fund of Funds, or a person of which any such officer, director, member of an advisory board, investment adviser, subadviser or employee is an affiliated person.

2.        A Fund of Funds promptly shall deliver to the Acquired Funds a copy of any notice of any application filed with the Commission by the Fund of Funds or any of its affiliates to amend, or if granted, would have the effect of amending, the Order, as well as any order issued by the Commission pursuant to such notice. An Acquired Fund will notify the Fund of Funds if the Acquired Fund applies for or obtains an order from the Commission under Section 12(d)(1)(J) of the Act for an exemption from Sections 12(d)(1)(A) and (B) of the Act.

3.        The members of the Fund of Funds Advisory Group in the aggregate will not hold or beneficially own 25% or more of the outstanding voting securities or otherwise control a Portfolio within the meaning of Section 2(a)(9) of the Act. If, as a result of a decrease in a Portfolio’s outstanding voting securities, the Fund of Funds Advisory Group becomes, in the aggregate, a holder or beneficial owner of 25% or more of the outstanding voting securities of a Portfolio, the Trust and PLFA agree that the Fund of Funds Advisory Group, including a Fund of Funds, will vote its Shares in the same proportion as the vote of all other holders of the Portfolio’s Shares. The Trust and PLFA also agree that if the Fund of Funds Advisory Group in the aggregate holds or beneficially owns 25% or more of the outstanding voting securities or otherwise controls a Portfolio within the meaning of Section 2(a)(9) of the Act, then such Portfolio may redeem such amount of its Shares owned by one or more Fund of Funds sufficient to reduce the Fund of Funds Advisory Group’s stake below 25%. Prior to redemption of such Portfolio’s Shares, the Acquired Funds and Dimensional agree to notify the Trust and PLFA immediately when the Fund of Funds Advisory Group in the aggregate holds or beneficially owns 23% or more of the outstanding voting securities or otherwise controls a Portfolio within the meaning of Section 2(a)(9) of the Act, and again when the Fund of Funds Advisory Group owns 25% or more of the outstanding voting securities or otherwise controls a Portfolio within the meaning of Section 2(a)(9) of the Act.

Except as provided above, a Registered Separate Account will seek voting instructions from its variable life insurance and variable annuity contract (“Variable Contract”) holders and will vote its Shares of a Portfolio in accordance with the instructions received and will vote those Shares for which no instructions were received in the same proportion as the Shares for which instructions were received. Except as provided above, an Unregistered Separate Account will either: (i) vote its Shares of the Portfolio in the same proportion as the vote of all other holders of the Portfolio’s Shares; or (ii) seek voting instructions from its Variable Contract holders and vote its Shares in accordance with the instructions received and vote those Shares for which no instructions were received in the same proportion as the Shares for which instructions were received.

4.        PLFA agrees that it will waive fees otherwise payable to it by a Fund of Funds in an amount at least equal to any compensation (including fees received pursuant to any plan adopted by an Acquired Fund pursuant to Rule 12b-1 under the Act) received from an Acquired Fund by PLFA or an affiliated person of PLFA in connection with the Fund of Funds’ investment in the Acquired Funds.

5.        No Fund of Funds or Fund of Funds Affiliate will cause any existing or potential investment by the Fund of Funds in Shares of a Portfolio to influence the terms of any services or transactions between the Fund of Funds or Fund of Funds Affiliate and the Portfolio or an Acquired Fund Affiliate.

6.        Before any Fund of Funds relies on the Order, the Board of the Trust, including a majority of the Disinterested Directors, will adopt procedures reasonably designed to assure that PLFA is conducting the Fund of Funds’ investment program without taking into account any consideration received by the Fund of Funds or Fund of Funds Affiliate from a Portfolio or an Acquired Fund Affiliate in connection with any services or transactions.

7.        No Fund of Funds or Fund of Funds Affiliate (except to the extent it is acting in its capacity as an investment adviser to a Portfolio) will cause a Portfolio to purchase a security in any Affiliated Underwriting.

8.        The Board of Directors of an Acquired Fund (each an “Acquired Fund Board”), including a majority of the Acquired Fund Board’s Disinterested Directors, will adopt procedures reasonably designed to monitor any purchases of securities by a Portfolio in an Affiliated Underwriting, once an investment by a Fund of Funds in the Shares of the Portfolio exceeds the limit of Section 12(d)(1)(A)(i) of the Act, including any purchases made directly from an Underwriting Affiliate. The Acquired Fund Board will review these purchases periodically, but no less frequently than annually, to determine whether the purchases were influenced by the investment by the Fund of Funds in Shares of the Portfolio. The Acquired Fund Board will consider, among other things: (a) whether the purchases were consistent with the investment objectives and policies of the Portfolio; (b) how the performance of securities purchased in an Affiliated Underwriting compares to the performance of comparable securities purchased during a comparable period of time in underwritings other than Affiliated Underwritings or to a benchmark, such as a comparable market index; and (c) whether the amount of securities purchased by the Portfolio in Affiliated Underwritings and the amount purchased directly from an Underwriting Affiliate have changed significantly from prior years. The Acquired Fund Board will take any appropriate actions based on its review, including, if appropriate, the institution of procedures designed to assure that purchases of securities in Affiliated Underwritings are in the best interests of shareholders.

9.        Each Acquired Fund will maintain and preserve permanently, in an easily accessible place, a written copy of the procedures described in the preceding Section of this Agreement, and any modifications to such procedures, and will maintain and preserve for a period of not less than six years from the end of the fiscal year in which any purchase from an Affiliated Underwriting occurred, the first two years in an easily accessible place, a written record of each purchase of securities in an Affiliated Underwriting once an investment by a Fund of Funds in the Shares of a Portfolio exceeds the limit of Section 12(d)(1)(A)(i) of the Act, setting forth the (a) party from whom the securities were acquired, (b) identity of the underwriting syndicate’s members, (c) terms of the purchase, and (d) information or materials upon which the determinations of the Acquired Fund Board were made.

10.        Once an investment by a Fund of Funds in the Shares of a Portfolio exceeds the limit of Section 12(d)(1)(A)(i) of the Act, the Acquired Fund Board, including a majority of the Acquired Fund Board’s Disinterested Directors, will determine that any consideration paid by the Portfolio to a Fund of Funds or a Fund of Funds Affiliate in connection with any services or transactions: (a) is fair and reasonable in relation to the nature and quality of the services and benefits received by the Portfolio; (b) is within the range of consideration that the Portfolio would be required to pay to another unaffiliated entity in connection with the same services or transactions; and (c) does not involve overreaching on the part of any person concerned. This condition does not apply with respect to any services or transactions between a Portfolio and its investment adviser(s), or any person controlling, controlled by, or under common control with such investment adviser(s).

11.        No Fund of Funds will acquire Shares of a Portfolio in excess of the limit of Section 12(d)(1)(A)(i) of the 1940 Act unless and until the Trust, on behalf of the Fund of Funds, and the Acquired Fund, on behalf of the Portfolio, have executed this Agreement and complied with the terms and conditions hereof. The Trust and PLFA hereby acknowledge that, if a Fund of Funds’ ownership of Shares in the Portfolio is determined to exceed the limitation in Section 12(d)(1)(A)(i) of the 1940 Act, and the Trust, on behalf of such Fund of Funds, and the respective Acquired Fund, on behalf of the Portfolio, have not yet executed this Agreement, then the Portfolio shall redeem such amount of its Shares owned by the Fund of Funds sufficient to comply with Section 12(d)(1)(A)(i). The Trust and PLFA agree that if any individual member of the Fund of Funds Advisory Group, including a Fund of Funds, solely owns 3% or more of the outstanding securities of a Portfolio, then that individual member of the Fund of Funds Advisory Group, including a Fund of Funds, will vote its Shares in the same proportion as the vote of all other holders of the Portfolio’s Shares. The Acquired Funds and Dimensional agree to provide notice to the Trust and PLFA when the Fund of Funds Advisory Group owns (i) 2% or more of the outstanding voting securities of a Portfolio, and (ii) 3% or more of the outstanding voting securities of a Portfolio.

Upon entering into this Agreement, if a Fund of Funds does then exceed the limit of Section 12(d)(1)(A)(i), when investing in Shares of a Portfolio, the Acquired Fund and Dimensional shall notify the Trust and PLFA immediately of that fact. After receipt of such notification, PLFA will transmit to the Acquired Fund a list (the “List”) of: (i) the name of each Fund of Funds Affiliate; (ii) the name of each Underwriting Affiliate; and (iii) the securities that have been underwritten by each Underwriting Affiliate. PLFA will notify the Acquired Fund of any changes to the List as soon as reasonably practicable after a change occurs.

12.        No Portfolio will acquire securities of any other investment company or company relying on Section 3(c)(1) or 3(c)(7) of the Act in excess of the limits contained in Section 12(d)(1)(A) of the Act, except to the extent that such Portfolio: (a) acquires such securities in compliance with Section 12(d)(1)(E) of the Act; (b) receives securities of another investment company as a dividend or as a result of a plan of reorganization of a company (other than a plan devised for the purpose of evading Section 12(d)(1) of the Act); or (c) acquires (or is deemed to have acquired) securities of another investment company pursuant to exemptive relief from the Commission permitting such Portfolio to (i) acquire securities of one or more investment companies for short-term cash management purposes, or (ii) engage in interfund borrowing and lending transactions.

13.        Notwithstanding any other provision in this Agreement or terms or conditions of the Order, no Portfolio shall be obligated to sell any Shares to any Fund of Funds and a Portfolio may reject any purchase order if Acquired Fund management believes that rejection of a purchase order is in the best interest of a Portfolio or following resolution by the Board of Trustees of such Portfolio to liquidate that Portfolio. No Fund of Funds will (a) acquire Shares of a Portfolio that invests directly in portfolio securities (a “Stand Alone Portfolio”) that would result in the Fund of Funds and other members of the Fund of Funds Advisory Group owning Shares of the Stand Alone Portfolio in excess of 25% of the outstanding voting securities of such Stand Alone Portfolio, or (b) acquire Shares of a Portfolio that is a feeder portfolio that would result in the Fund of Funds (indirectly) and other members of the Fund of Funds Advisory Group (directly or indirectly) owning Shares in the Portfolio’s corresponding master series in excess of 25% of the outstanding voting securities of such master series. Schedule B to this Agreement indicates which Portfolios are Stand Alone Portfolios, feeder portfolios, and master series. For purposes of this Section, a Fund of Funds that acquires Shares of a Portfolio that is a feeder portfolio will be considered to have acquired shares of the Portfolio’s corresponding master series. The Trust and PLFA hereby acknowledge that, if a Fund of Funds’ indirect ownership of Shares in the Portfolio’s master series is determined to exceed the limitations in this Section, the Portfolio shall redeem such amount of its Shares owned by the Fund of Funds sufficient to comply with this Section.

14.        With respect to Registered Separate Accounts that invest in a Fund of Funds, no sales load will be charged at the Fund of Funds level or at the Portfolio level. Other sales charges and service fees, as defined in FINRA Conduct Rule 2830, if any, will be charged at the Fund of Funds level or at the Portfolio level, not both. With respect to other investments in a Fund of Funds, any sales charges and/or service fees charged with respect to shares of a Fund of Funds will not exceed the limits applicable to a fund of funds set forth in FINRA Conduct Rule 2830.

15.        The Trust, on behalf of each Fund of Funds, represents, warrants and agrees as follows: (i) its Board of Directors and PLFA understand the terms and conditions of the Order and agree to fulfill their responsibilities under the Order; (ii) it will monitor the limits of Section 12(d)(1)(A) as they pertain to its acquisition of Shares; (iii) its investments in a Portfolio will be accomplished in compliance with the Fund of Funds’ investment restrictions and consistent with the investment policies set forth in the Fund of Funds’ registration statement under the 1933 Act and the Act; (iv) its Board of Directors, including a majority of the Disinterested Directors, prior to approving any investment advisory agreement under Section 15 of the Act, will find that the advisory fees charged under any advisory agreement between the Fund of Funds and PLFA are based on services provided that are in addition to, rather than duplicative of, the services provided under the investment advisory agreement of an Acquired Fund, on behalf of the Portfolio, and will record fully the basis upon which such finding was made in the minute books of the Trust; and (v) it will maintain and preserve a copy of the Order, the Agreement, and the List with any updated information for the duration of the investment and for a period of not less than six years thereafter, the first two years in an easily accessible place. The Trust understands that this Agreement is entered into in furtherance of, and pursuant to, the Order, and agrees that this Agreement shall be interpreted consistently therewith.

16.        The Trust, on behalf of each Fund of Funds, represents and warrants to the Acquired Funds, Dimensional, and each Insurance Company that the Fund of Funds is currently qualified and eligible to be classified for federal income tax purposes as a partnership that is not a publicly-traded partnership taxable as a corporation within the meaning of Section 7704 of the Internal Revenue Code of 1986, as amended (the “Code”), and the rules and regulations thereunder, and that it will use its reasonable best efforts to maintain such qualification and eligibility and that it will notify the Acquired Funds, Dimensional, and each Insurance Company immediately upon having a reasonable basis for believing that the Fund of Funds has ceased to so qualify or to be so eligible or that the Fund of Funds might not so qualify or be eligible in the future

17.        The Trust, on behalf of each Fund of Funds, further represents and warrants to the Acquired Funds, Dimensional, and each Insurance Company that the Fund of Funds will use reasonable best efforts to comply and to maintain such compliance with the diversification requirements for variable annuity, endowment or life insurance contracts set forth in Section 817(h) of the Code, and the rules and regulations thereunder, including without limitation U.S. Treasury Regulations (“Treas. Reg.”) §1.817-5, and that it will notify the Acquired Funds, Dimensional, and each Insurance Company immediately upon having a reasonable basis for believing that the Fund of Funds has ceased to comply or might not so comply in the future with Treas. Reg. §1.817-5. In the event of a breach of this Section 18 by the Trust, it will take all reasonable steps to adequately diversify the Fund of Funds so as to achieve compliance with the grace period afforded by Treas. Reg. §1.817-5. The Insurance Companies also represent and warrant to the Acquired Funds, Dimensional, and the Trust and PLFA that each Insurance Company will obtain from the Internal Revenue Service (“IRS”) a private letter ruling whereby the IRS rules, among other things, that a Fund of Funds’ investment of substantially all of its assets in Acquired Funds will not cause a person who owns a Contract to be treated as the owner of shares in a Fund of Funds for federal income tax purposes, and that it will notify the Acquired Funds, Dimensional, and each Insurance Company immediately upon having a reasonable basis for believing that the facts or the representations upon which a private letter ruling is based are incorrect in any material respect, that a material fact was omitted from the private letter ruling request or that the IRS intends to revoke the private letter ruling issued to the Insurance Companies or limit its application in any material respect.

18.        The Trust represents and warrants that, except as otherwise permitted by Treas. Reg. §1.817-5(f)(3), all of the shares of each Fund of Funds are held and will continue to be held, directly or indirectly, by one or more separate accounts of one or more insurance companies, public access to the Fund of Funds is available exclusively through the purchase of a variable contract within the meaning of Section 817(d) of the Code and the Trust will notify the Acquired Funds and Dimensional immediately upon having a reasonable basis for believing that its shares are held by an investor that is not so permitted.

19.        PLFA represents and warrants to the Acquired Funds and Dimensional that it has read the Order and agrees to the terms and conditions thereof. PLFA further agrees that it will use its best efforts to (a) cause each Fund of Funds to abide by the terms and conditions of the Order and this Agreement, and (b) fulfill its responsibilities under the Order.

20.        PLFA represents and warrants to the Acquired Funds and Dimensional that it is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), or is exempt from such registration.

21.        The Trust will make shares of the Fund of Funds listed on Schedule A available to the Insurance Companies and will register for sale under the 1933 Act and, if required, under state securities laws, such additional shares of the Fund of Funds as may reasonably be necessary for use as a funding vehicle for the Contracts and to maintain a continuous offering of the shares of the Fund of Funds.

22.        The Trust reserves the right to temporarily suspend or terminate sales of the Fund of Funds’ shares to the Insurance Companies if such action is required by law, or if the Board of Trustees of the Trust, while exercising its judgment and acting in good faith in light of its fiduciary duties under federal law and any applicable state laws, deems it necessary, appropriate and in the best interests of the Fund of Funds and its shareholders or in response to the order of an appropriate regulatory authority. Further, the Trust reserves the right to reject any purchase order if, in the opinion of the officers of the Trust, the trading activity of any Contract owner, through the Fund of Funds, is or potentially may be harmful to the Fund of Funds.

23.        Each Acquired Fund, on behalf of its Portfolios, represents and warrants that its Board of Directors understands the terms and conditions of the Order and agrees to fulfill its responsibilities under the Order. Each Acquired Fund understands that this Agreement is entered into in furtherance of, and pursuant to, the Order, and agrees that this Agreement shall be interpreted consistently therewith.

24.        Each Acquired Fund, on behalf of each of its respective Portfolios, represents and warrants to each Insurance Company, the Trust, and PLFA that the Portfolio is currently qualified and eligible to be treated as a Regulated Investment Company under Subchapter M of the Code, and the regulations thereunder, and that it will use reasonable best efforts to qualify and to maintain such qualification and eligibility (under Subchapter M of the Code or any successor or similar provision) and that it will notify each Insurance Company, the Trust, and PLFA immediately upon having a reasonable basis for believing that the Portfolio has ceased to so qualify or to be so eligible (taking into account the grace period afforded by Section 851(d)(1) of the Code with respect to the diversification requirements under Section 851(b)(3) of the Code) or that the Portfolio might not so qualify or be eligible in the future.

25.        The Acquired Funds have registered for sale under the 1933 Act and the Act and, as applicable, under state securities laws, such shares of the Acquired Funds as may be reasonably necessary for investment by the Fund of Funds under this Agreement. Shares of the Acquired Funds’ Portfolios shall be sold by the Acquired Funds and purchased by the Fund of Funds in accordance with the terms of Schedule D attached hereto.

26.        The Acquired Funds warrant and represent that the class of shares of the Portfolios in which the Fund of Funds will invest do not charge a distribution and/or service fee pursuant to Rule 12b-1 of the Act (“12b-1 Fee”) or a service fee, as defined in FINRA Rule 2830, outside of Rule 12b-1. To the extent permitted by applicable laws, the Acquired Funds will provide the Trust and PLFA with 120 days’ advance notice prior to implementing such a 12b-1 Fee or service fee for the class of shares of the Portfolios in which the Fund of Funds invests.

27.        The Acquired Funds shall, to the extent permitted by applicable laws, notify the Trust as soon as reasonably practicable of any changes to the Fund’s Shareholder Services or to the Operational Procedures. Only to the extent permitted by applicable laws, the Acquired Funds agree that they shall, as soon as reasonably practicable, provide the Trust with advance notice of any material change in a Portfolio’s principal investment objective or any change in a Portfolio’s fiscal year or time for calculating net asset value for purposes of Rule 22c-1 of the Act.

28.        DFAIDG, on behalf of each Portfolio that is identified as a “VA Portfolio” on Schedule B to this Agreement, further represents and warrants that the VA Portfolio will use reasonable best efforts to comply and to maintain such compliance with the diversification requirements for variable annuity, endowment or life insurance contracts set forth in Section 817(h) of the Code, and the rules and regulations thereunder, including without limitation Treas. Reg. §1.817-5, and that it will notify each Insurance Company, the Trust, and PLFA immediately upon having a reasonable basis for believing that the VA Portfolio has ceased to comply or might not so comply in the future with Treas. Reg. §1.817-5. In the event of a breach of this Section 28 by DFAIDG, it will take all reasonable steps to adequately diversify the VA Portfolio so as to achieve compliance with the grace period afforded by Treas. Reg. §1.817-5.

29.        Dimensional represents and warrants to the Trust, PLFA, and the Insurance Companies that it has read the Order and agrees to the terms and conditions thereof. Dimensional further agrees that it will use best efforts to cause each Portfolio to abide by the terms and conditions of the Order and this Agreement.

30.        Dimensional represents and warrants to the Trust, PLFA, and the Insurance Companies that it is registered under the Advisers Act.

31.        Any of the provisions of this Agreement notwithstanding, the Trust, on behalf of each Fund of Funds, represents and warrants to the Acquired Funds that each Fund of Funds operates, and will continue to operate, in compliance with the Order, the Act, and the Commission’s rules and regulations thereunder. The Trust agrees that the Acquired Funds, on behalf of each Portfolio, are entitled to rely on the representations contained in this Agreement and that the Acquired Funds have no independent duty to monitor the Trust’s compliance with this Agreement, the Order, the Act, or the Commission’s rules and regulations thereunder.

32.        Any of the provisions of this Agreement notwithstanding, each Acquired Fund, on behalf of its Portfolios, represents and warrants to the Trust that each Portfolio operates, and will continue to operate, in compliance with the Order, the Act, and the Commission’s rules and regulations thereunder. Each Acquired Fund agrees that the Trust, on behalf of each Fund of Funds, is entitled to rely on the representations contained in this Agreement and that the Trust has no independent duty to monitor the Acquired Fund’s compliance with this Agreement, the Order, the Act, or the Commission’s rules and regulations thereunder.

33.        The Acquired Funds, on behalf of their respective Portfolios, agree that each shall preserve a copy of this Agreement, together with copies of the Order and the List, for a period of not less than six years from the end of the fiscal year in which the most recent investment by a Fund of Funds in a Portfolio in reliance on the Order occurred. For the first two years of such six-year period, the foregoing documents shall be maintained by the Acquired Funds in an easily accessible place.

34.        Each Insurance Company certifies to the Trust that the aggregate amount of all fees and charges associated with each Contract of the Insurance Company that invests in the Fund of Funds, including fees and changes at the Separate Account, Fund of Funds, and Portfolio levels, are reasonable in relation to the services rendered, the expenses expected to be incurred, and the risks assumed by the Insurance Company.

35.        Each Insurance Company represents and warrants that it has or will have registered each Account as a unit investment trust, in accordance with the provisions of the Act, or each such Account is, and will continue to be, exempt from registration under Section 3(c) of the Act, to serve as a segregated investment account for the Contracts.

36.        Each Insurance Company represents that the Contracts currently are treated as variable life insurance or variable annuity contracts under the Code, and that the Insurance Company will (a) maintain such treatment, and (b) notify the Trust, PLFA, Dimensional and the Acquired Funds promptly upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that the Contracts might not be so treated in the future.

37.        Each Insurance Company represents and warrants that it is a life insurance company, within the meaning of Section 816(a) of the Code, duly organized and in good standing under applicable law; and that it has legally and validly established each Account prior to any issuance or sale thereof as a segregated asset account under all applicable laws; and that interests in each Account are offered exclusively through the purchase of or transfer into a “variable contract,” within the meaning of Section 817(d) of the Code; and that it has and will maintain the capacity to issue all Contracts that may be sold; and that the Insurance Company is properly licensed, qualified, and in good standing to sell the Contracts in all jurisdictions where the Insurance Company does business; and it will notify the Acquired Funds and Dimensional immediately upon having a reasonable basis for believing that any of the representations and warranties set forth in this Section 37 may no longer be true.

38.        Each Insurance Company represents and warrants that the Contracts are or will be registered under the 1933 Act and the Act or exempt from registration therefrom. The Insurance Company represents and warrants that the Contracts will be issued and sold in compliance, in all material respects, with all applicable laws.

39.        The parties represent and warrant to each other and agree to limit, and not to facilitate, a Contract holder’s participation in the Funds of Funds’ investment process such that: (1) there is not, and there will not be, any arrangement, plan, contract, or agreement between Dimensional and a Contract holder regarding the availability of a Portfolio to the Funds of Funds or the specific assets to be held by the Funds of Funds; (2) other than a Contract holder’s ability to allocate Contract premiums and transfer amounts in the Account to and from the Account corresponding to the Funds of Funds, all investment decisions concerning the Funds of Funds will be made by PLFA and all investment decisions concerning the Portfolios will be made by Dimensional and the Acquired Fund Board in their sole and absolute discretion, and a Contract holder cannot, and will not be able to, (A) direct the Funds of Funds’ investment in any particular asset or recommend a particular investment or investment strategy, or (B) communicate directly or indirectly with Dimensional concerning the selection, quality, or rate of return on any specific investment or group of investments held by a Portfolio; (3) there is not, and will not be, any agreement or plan between Dimensional and a Contract holder regarding a particular investment of the Portfolio; (4) a Contract holder does not have, and will not have, (A) any current knowledge of the Funds of Funds’ specific assets other than as may be required to be presented in periodic reports to the Funds of Funds’ shareholders; (B) knowledge of the specific methodology used, or the specific factors taken into consideration, by PLFA when determining the particular Portfolios and other investments in which the Fund of Funds will invest; or (C) current knowledge of the specific allocation of the Fund of Funds’ assets among those Portfolios or other investments; (5) a Contract holder does not have, and will not have, any legal, equitable, direct, or indirect ownership interest in any of the assets of the Portfolio; and (6) a Contract holder only has, and only will have, a contractual claim against the Insurance Company offering the Contract to receive cash from the Insurance Company under the terms of the Contract. Each Portfolio or other fund in which the Fund of Funds invests has elected and continues to qualify or, if newly organized, shall elect and qualify to be taxed as a Regulated Investment Company under Subchapter M of the Code.

40.        The Trust, on behalf of the Funds of Funds, and PLFA, represent and warrant (1) the percentage of the Funds of Funds’ assets invested in a particular Portfolio or other assets (A) will not be fixed in advance of any Contract holder’s investment and will be subject to change by PLFA at any time without notice; and (B) PLFA has the right to add or remove Portfolios and other assets and to change the investment allocation percentages in the Portfolios and other assets at any time without notice; (2) PLFA will periodically review the Fund of Funds allocations to the Portfolios and PLFA may modify the allocations of the Fund of Funds to the Portfolios and/or add or remove Portfolios; and (3) (A) under normal market conditions, the Fund of Funds will invest (i) no more than thirty percent (“30% limit”) of the Fund of Funds’ total assets in any single Portfolio or other fund publicly available to investors (each such Portfolio or fund, a “Public Underlying Fund”) other than (except as otherwise permitted under Treasury Reg. §1.817-5(f)(3)) through the purchase of variable life insurance or variable annuity contracts within the meaning of the Code, (ii) no more than eighty-five percent (“85% limit”) of the Fund of Funds’ total assets in any combination of Public Underlying Funds; and (iii) no less than two percent (“2% limit”) of the Fund of Funds’ total assets in each of at least nine Portfolios or other funds; (B) if fluctuations in market values of the Fund of Funds’ assets cause the Fund of Funds’ investments in the Portfolios and other funds to fail to satisfy the 30%, 85% or 2% limits as of the last day of any calendar quarter, PLFA shall reallocate investments to comply with the limits within thirty (30) days of the end of such quarter; and (C) the Fund of Funds will not invest in fewer than nine Portfolios and other funds at any time. PLFA shall ensure that its largest target allocation shall be less than 30% to any single Portfolio. Notwithstanding the restrictions/requirements set forth above in this Section, if the Insurance Companies obtain a Private Letter Ruling (“PLR”) from the Internal Revenue Service which does not require compliance with the above-noted restrictions/requirements, or which amends and eases such restrictions/requirements, this Section 40 shall be immediately deemed terminated and or amended in accordance with any requirements set forth in the PLR.

41.        To the extent required by applicable provisions of the federal securities laws and/or any exemptive orders granted by the SEC to the Acquired Funds, including the DFA Mixed and Shared Funding Order, the Directors of DFAIDG will monitor the Portfolios that are subject to the DFA Mixed and Shared Funding Order for the existence of any material irreconcilable conflict between the interests of the Contract holders of all separate accounts investing in the Portfolios. A material irreconcilable conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable insurance (including federal, state, or other jurisdiction), tax, or securities laws or regulations, a public ruling, private letter ruling, no-action or interpretive letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio is being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract holders; or (f) a decision by the Insurance Company to disregard the voting instructions of Contract holders. The Board of DFAIDG shall promptly inform the Trust if the Board determines that a material irreconcilable conflict exists and the implications thereof.

42.        The Acquired Funds promptly shall deliver to the Trust and PLFA a copy of any notice of any application filed with the Commission by the Acquired Funds or Acquired Funds Affiliates to amend, or if granted, would have the effect of amending, the Mixed and Shared Funding Order, as well as any order issued by the Commission pursuant to such notice.

43.        PLFA will report any potential or existing conflicts in the Acquired Funds of which PLFA is aware to the Directors of DFAIDG and, on an annual basis or as requested by DFAIDG from time to time, shall provide DFAIDG with written notification, on DFAIDG’s form, that PLFA is not aware of any conflict, if such is the case. PLFA will provide the DFAIDG Board with all information reasonably necessary for the Directors of DFAIDG to consider any issues raised when carrying out their responsibilities under any applicable provisions of the federal securities laws and/or the DFA Mixed and Shared Fund Order.

44.        If it is determined by a majority of the Directors of DFAIDG, or a majority of the Disinterested Directors of DFAIDG, that a material irreconcilable conflict exists, PLFA shall, at the request of the Directors of DFAIDG, redeem the Shares of the Portfolios held by the Funds of Funds

45.        It is understood that the name “Dimensional Fund Advisors,” “Dimensional,” “DFA” or any derivative thereof or logos associated with those names are the valuable property of Dimensional and its affiliates. Each Acquired Fund hereby consents to the Trust’s use of the name of the Acquired Fund’s Portfolios and the names of their affiliates in the Funds of Funds’ disclosure documents and, to the extent required, necessary, or advisable, in shareholder communications for so long as this Agreement is valid. Dimensional hereby consents to the use of the name “Dimensional,” “Dimensional Fund Advisors,” “DFA,” or any derivative thereof or logos associated with those names in the Funds of Funds’ disclosure documents, and to the extent required, necessary or advisable, in shareholder communications for so long as this Agreement is valid; provided however, Dimensional may withdraw authorization for the use of its name in relation to the Fund of Funds upon sixty (60) days’ written notice to the Trust, provided further, however, that the Trust and/or the Fund of Funds may continue to use the names of the above referenced trade names in its registration statement or other documents to the extent deemed necessary by the Trust and/or the Fund of Funds to comply with disclosure obligations under applicable law and regulation. No party hereto, or any of their affiliates, shall use the name or any trade name, trademark, trade device, service mark, or symbol, or any abbreviation, contraction, derivatives or simulation thereof, of any other party hereto, or any of their affiliates, for any purpose, including in its marketing materials, unless it first receives prior written approval of the relevant party(ies), which such approval may not be unreasonably withheld. Upon termination of this Agreement or withdrawal of any such approval, the parties shall immediately forthwith cease to use the name or any trade name, trademark, trade device, service mark, or symbol, or any abbreviation, contraction, or simulation thereof, of any other party except to the extent that continued use is required by applicable laws, rules, and regulations.

46.        The Trust promptly shall inform the Acquired Funds and Dimensional as to the status of all sales literature filings relating to the Funds of Funds that mention the Portfolios, and promptly shall notify Dimensional of all approvals or disapprovals of sales literature filings pertaining to the Funds of Funds that mention the Portfolios with regulatory authorities. Each Insurance Company promptly shall provide the Acquired Funds with copies of any owner complaints respecting the Contracts that relate to the Portfolios, and Dimensional shall promptly provide the Insurance Companies with copies of any complaints respecting the Contracts that Dimensional receives. Except with the written consent of the Acquired Funds or Dimensional, as appropriate, the Trust shall not make any oral or written material representations concerning the Acquired Funds, the Portfolios, or Dimensional other than the information or representations contained in: (a) a registration statement or prospectus for an Acquired Fund, as amended or supplemented from time to time; (b) published reports or statements of the Portfolios that are in the public domain or are approved by the Acquired Funds; or (c) sales literature or other promotional material of the Acquired Funds. Notwithstanding the foregoing, this provision shall not be interpreted to prevent the Funds of Funds or PLFA from providing information about the Acquired Funds, the Portfolios, Dimensional, or this Agreement to regulators, as required under applicable law, or to the members of the Trust’s Board of Trustees, accountants, or legal counsel who have a need to know such information and who have been made aware of the restrictions contained in this Agreement concerning the use of such information.

47.        PLFA promptly shall provide the Acquired Funds with copies of any complaints received from owners of the Contracts respecting the Acquired Funds or the advisory services provided by Dimensional to the Acquired Funds.

48.        Except with the written consent of an Insurance Company, each Acquired Fund and Dimensional shall not make any material representations concerning the Insurance Companies or the Contracts, other than the information or representations contained in:

(a)        a registration statement, prospectus, or offering memoranda for the Contracts, as amended or supplemented from time to time;

(b)        published reports or statements of the Contracts or the Accounts that are in the public domain or are approved by the Insurance Companies; or

(c)        sales literature or other promotional material of the Insurance Companies.

49.        Notwithstanding the foregoing, this provision shall not be interpreted to prevent the Acquired Funds, the Portfolios, and Dimensional from providing information about the Trust, PLFA, the Insurance Companies, or this Agreement to regulators, as required under applicable law, or to members of an Acquired Fund’s Board, accountants, or legal counsel who have a need to know such information and who have been made aware of the restrictions contained in this Agreement concerning the use of such information.

50.        For purposes of Sections 46 through 48, the phrase “sales literature or other promotional material” shall be construed in accordance with all applicable laws and regulations.

51.        (a)        PLFA agrees to indemnify and hold harmless the Acquired Funds, as limited by and in accordance with the provisions of subsections (b) and (c) below, the Portfolios, and Dimensional (together, the “Dimensional Parties”), and each of their directors and officers (as applicable), and each person, if any, who controls any of them within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of PLFA) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under law, rule, regulation, order, or written interpretation of any governmental body or self-regulatory organization, and any writ, judgment, injunction or court decree (“Law”), and: (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statements on Form N-1A describing the Trust and the Funds of Funds, and in the registration statement, offering memoranda, or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Section shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to PLFA or the Insurance Company by or on behalf of the Acquiring Fund for use in the registration statement or offering memoranda for the Contracts (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or the shares of the Fund of Funds; (ii) arise out of, or as a result of, statements or representations or wrongful conduct of PLFA or persons under its control, with respect to the sale or distribution of the Contracts or the shares of the Funds of Funds; (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature covering the Trust and the Funds of Funds or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon information furnished to any of the Dimensional Parties by or on behalf of PLFA; (iv) arise out of, or as a result of, any failure by PLFA or persons under its control to provide the services and furnish the materials contemplated under the terms of this Agreement; (v) arise out of, or result from, any material breach of any representation, warranty and/or covenant made by PLFA or persons under its control in this Agreement or arise out of or result from any other material breach of this Agreement by PLFA or persons under its control, (vi) arise as a result of a failure, except as otherwise permitted by Treas. Reg. §1.817-5(f)(3), (A) of all of the shares of a Fund of Funds to be held by one or more separate accounts of one or more life insurance companies within the meaning of Section 816(a) of the Code, and (B) public access to the Fund of Funds to be available exclusively through the purchase of a variable contract within the meaning of Section 817(d) of the Code, or (vii) arise as a result of failure by a Fund of Funds to (A) comply and to maintain compliance with the diversification requirements for variable annuity, endowment or life insurance contracts set forth in Section 817(h) of the Code and the rules and regulations thereunder, otherwise than by reason of a Portfolio’s failure to comply with Subchapter M or Section 817(h) of the Code and the rules and regulations thereunder, or (B) qualify for treatment, for federal income tax purposes, as a partnership that is not a publicly-traded partnership taxable as a corporation within the meaning of Section 7704 of the Code and the rules and regulations thereunder.

(b)        PLFA shall not be liable under this indemnification provision with respect to any special or consequential damages or any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of its obligations or duties under this Agreement or to the Trust, whichever is applicable, or to the extent of such Indemnified Party’s gross negligence.

(c)        PLFA shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified PLFA in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify PLFA of any such claim shall not relieve PLFA from any liability which it may have to the Indemnified Party otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, PLFA shall be entitled to participate, at its own expense, in the defense of such action, provided that it gives written notice of such intention to the Indemnified Parties. PLFA also shall be entitled to assume and to control the defense thereof. After notice from PLFA to such Party of PLFA’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and PLFA will not be liable to such Party under this Agreement for any legal or other expenses subsequently incurred by such Party independently in connection with the defense thereof other than reasonable costs of investigation.

(d)        The Indemnified Parties will promptly notify PLFA of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the shares of the Funds of Funds or the operation of the Funds of Funds.

52.        (a)        Each Insurance Company agrees to indemnify and hold harmless, as limited by and in accordance with the provisions of subsections (b) and (c) below, the Acquired Funds, the Portfolios, and Dimensional, and each of their directors and officers (as applicable), and each person, if any, who controls any of them within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Insurance Company) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any Law, and: (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement, offering memoranda, or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Section shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Insurance Company by or on behalf of an Acquired Fund for use in the registration statement or offering memoranda for the Contracts (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or the shares of the Funds of Funds; (ii) arise out of, or as a result of, statements or representations or wrongful conduct of the Insurance Company or persons under its control, with respect to the sale or distribution of the Contracts or the shares of the Funds of Funds; (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, offering memoranda, or sales literature covering the Contracts or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon information furnished to any of the Dimensional Parties by or on behalf of the Insurance Company; (iv) arise out of, or as a result of, any failure by the Insurance Company or persons under its control to provide the services and furnish the materials contemplated under the terms of this Agreement; (v) arise out of, or result from, any material breach of any representation, warranty and/or covenant made by the Insurance Company or persons under its control in this Agreement or arise out of or result from any other material breach of this Agreement by the Insurance Company or persons under its control; (vi) arise as a result of a failure by a Contract issued by the Insurance Company to qualify as a variable annuity contract or variable life insurance contract under the Code, otherwise than by reason of the Portfolio’s failure to comply with Subchapter M or Section 817(h) of the Code and the rules and regulations thereunder; (vii) arise as a result of a failure by the Insurance Company to qualify as a life insurance company within the meaning of Section 816(a) of the Code and the rules and regulations thereunder, or the failure to offer interests in each Account exclusively through the purchase of or transfer into a “variable contract” within the meaning of Section 817(d) of the Code and the rules and regulations thereunder; or (viii) arise out of, or result from, the facts or the representations upon which a private letter ruling described in Section 17 of this Agreement is based being incorrect in any material respect, the omission of a material fact from the private letter ruling request described in Section 18 of this Agreement, the IRS’s revocation of such private letter ruling or the IRS limiting the application of such private letter ruling in any material respect.

(b)        Each Insurance Company shall not be liable under this indemnification provision with respect to any special or consequential damages or any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of its obligations and duties under this Agreement or to the Dimensional Parties, whichever is applicable, or to the extent of such Indemnified Party’s gross negligence.

(c)        Each Insurance Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Insurance Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Insurance Company of any such claim shall not relieve the Insurance Company from any liability which it may have to the Indemnified Party otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Insurance Company shall be entitled to participate, at its own expense, in the defense of such action, provided that it gives written notice of such intention to the Indemnified Parties. The Insurance Company also shall be entitled to assume and to control the defense thereof. After notice from the Insurance Company to such Party of the Insurance Company’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Insurance Company will not be liable to such Party under this Agreement for any legal or other expenses subsequently incurred by such Party independently in connection with the defense thereof other than reasonable costs of investigation.

(d)        The Indemnified Parties will promptly notify the Insurance Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the shares of the Funds of Funds or the Contracts or the operation of the Funds of Funds.

(e)        The parties to this Agreement acknowledge that the obligations of each Insurance Company hereunder are several, and not joint. The obligations of Pacific Life to indemnify the Indemnified Parties pursuant to this Section shall be confined solely to Pacific Life, and the obligations of PL&A to indemnify the Indemnified Parties pursuant to this Section shall be confined solely to PL&A.

53.        (a)        Each Acquired Fund, with respect to a Portfolio that is a series of such Acquired Fund, agrees to indemnify and hold harmless, as limited by and in accordance with the provisions of subsections (b), (c), and (e) below, PLFA and each Insurance Company, and each of their directors and officers and each person, if any, who controls PLFA and each Insurance Company within the meaning of Section 15 of the 1933 Act (collectively, the “Indemnified Parties” for purposes of this Section) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Acquired Fund) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any Law, and: (i) arise out of or based upon any untrue statements or alleged untrue statements of any material fact contained in the statements on Form N-1A or current prospectus(es) or sales literature of the Acquired Fund with respect to the Portfolio (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Section shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to any of the Indemnified Parties by or on behalf of PLFA or an Insurance Company for use in the Acquired Fund’s registration statement on Form N-1A and prospectus(es) with respect to the Portfolio or in sales literature (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Shares of the Portfolio; (ii) arise out of, or as a result of, statements or representations or wrongful conduct of the Acquired Fund or persons under its control, with respect to the sale or distribution of the Shares of the Portfolio (it is understood that the persons who are involved in the sale or distribution of the Contracts are not under the control of the Acquired Funds); (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, offering memoranda or sales literature covering the Contracts, or any amendment thereof or supplement thereto with respect to a Portfolio, or the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Insurance Company by or on behalf of the Acquired Fund; (iv) arise out of, or as a result of, any failure by the Acquired Fund or persons under its control to provide the services and furnish the materials contemplated under the terms of this Agreement; (v) arise out of, or result from, any material breach of any representation and/or warranty made by the Acquired Fund or persons under its control in this Agreement or arise out of or result from any other material breach of this Agreement by the Acquired Fund or persons under its control, (vi) with respect to DFAIDG only, arise as a result of failure by a VA Portfolio to comply and to maintain compliance with the diversification requirements for variable annuity, endowment or life insurance contracts set forth in Section 817(h) of the Code and the rules and regulations thereunder, otherwise than by reason of the Fund of Funds’ failure to qualify for treatment, for federal income tax purposes, as a partnership that is not a publicly-traded partnership taxable as a corporation within the meaning of Section 7704 of the Code and the rules and regulations thereunder or to with comply Section 817(h) of the Code and the rules and regulations thereunder, or (vii) arise as a result of failure by a Portfolio to comply and to maintain compliance with Subchapter M of the Code and the rules and regulations thereunder, otherwise than by reason of the Fund of Funds’ failure to qualify for treatment, for federal income tax purposes, as a partnership that is not a publicly-traded partnership taxable as a corporation within the meaning of Section 7704 of the Code and the rules and regulations thereunder or to comply with Section 817(h) of the Code and the rules and regulations thereunder.

(b)        Each Acquired Fund shall not be liable under this indemnification provision with respect to any special or consequential damages or any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of its obligations or duties under this Agreement or to PLFA, each Insurance Company or the Accounts, whichever is applicable, or to the extent of such Indemnified Party’s gross negligence.

(c)        Each Acquired Fund shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Acquired Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Acquired Fund of any such claim shall not relieve the Acquired Fund from any liability which it may have to the Indemnified Party otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, an Acquired Fund shall be entitled to participate, at its own expense, in the defense of such action, provided that it gives written notice of such intention to the Indemnified Parties. An Acquired Fund also shall be entitled to assume and to control the defense thereof. After notice from Dimensional to such Indemnified Party of the Acquired Fund’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Acquired Fund will not be liable to such Party under this Agreement for any legal or other expenses subsequently incurred by such Party independently in connection with the defense thereof, other than reasonable costs of investigation.

(d)        The Indemnified Parties will promptly notify each Acquired Fund of the commencement of any litigation or proceedings against the Indemnified Parties in connection with the issuance or sale of the Shares of the Portfolios or the Contracts or the operation of the Accounts.

(e)        The parties to this Agreement acknowledge that the obligations of each Acquired Fund hereunder are several, not joint. The obligations of DFAIDG to indemnify the Indemnified Parties pursuant to this Section shall be confined solely to DFAIDG, and the obligations of DIG to indemnify the Indemnified Parties pursuant to this Section shall be confined solely to DIG.

54.        The parties to this Agreement acknowledge that the receipt of any compensation by (i) an affiliated person of a Fund of Funds, or an affiliated person of such person, for the purchase of Shares of the Portfolios by the Fund of Funds, or (ii) an affiliated person of an Acquired Fund, or an affiliated person of such person, for the sale of Shares of the Portfolios by the Acquired Fund to the Fund of Funds, may be prohibited by Section 17(e)(1) of the Act.

55.        This Agreement is binding upon and inures to the benefit of the parties hereto and their respective successors and assigns. No party may assign any of its rights under this Agreement without the prior written consent of the other party. Any purported assignment of rights in violation of this Section is void.

56.        The parties may execute this Agreement in multiple counterparts, each of which constitutes an original, and all of which, collectively, constitute only one agreement. The signatures of all of the parties need not appear on the same counterpart. This Agreement is effective upon delivery of one executed counterpart from each party to the other parties. In proving this Agreement, a party must produce or account only for the executed counterpart of the party to be charged.

57.        This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware without regard to conflict of law principles, and the applicable provisions of the Act or other federal laws and regulations which may be applicable. To the extent that the applicable laws of the State of Delaware or any of the provisions herein conflict with the applicable provisions of the Act or other federal laws and regulations which may be applicable, the latter shall control. The parties to this Agreement hereby irrevocably agree to submit to the jurisdiction of the courts located in the State of Delaware for any action or proceeding arising out of this Agreement, and hereby irrevocably agree that all claims in respect of such action or proceeding shall be heard or determined in such courts.

58.        This Agreement will continue until terminated in writing by a party: (i) upon sixty (60) days written notice to the other parties; or (ii) in the event of a material breach of this Agreement, upon written notice to the breaching party, which may be given in the sole discretion of the non-breaching party(ies).

59.        At the option of an Acquired Fund or Dimensional, this Agreement shall terminate immediately upon written notice (on failure, except as otherwise permitted by Treas. Reg. §1.817-5(f)(3), (A) of all of the shares of a Fund of Funds to be held by one or more separate accounts of one or more life insurance companies within the meaning of Section 816(a) of the Code, and (B) of public access to the Fund of Funds to be available exclusively through the purchase of a variable contract within the meaning of Section 817(d) of the Code, or (ii) if a Fund of Funds fails (A) to meet the requirements for diversification under Section 817 of the Code and Treas. Reg. §1.817-5, (B) for treatment, for federal income tax purposes, as a partnership that is not a publicly-traded partnership taxable as a corporation within the meaning of Section 7704 of the Code and the rules and regulations thereunder, or (C) for look-through treatment under Treas. Reg. §1.817-5(f), of if the Acquired Fund or Dimensional reasonably believes that the Fund of Funds may fail to so qualify.

60.        At the option of an Insurance Company, this Agreement shall terminate immediately upon written notice if a Portfolio fails to meet the requirements for diversification under Section 817 of the Code and Treas. Reg. §1.817-5, for treatment as a regulated investment company under Subchapter M of the Code or if a VA Portfolio fails to meet the requirements for look-through treatment under Treas. Reg. §1.817-5(f), or if the Insurance Company reasonably believes that the Portfolio may fail to so qualify.

61.        At the option of the Acquiring Fund or the Fund of Funds Adviser, this Agreement shall terminate immediately upon written notice if a VA Portfolio fails to meet the requirements for diversification under Section 817 of the Code and Treas. Reg. §1.817-5, for treatment as a regulated investment company under Subchapter M of the Code or if a VA Portfolio fails to meet the requirements for look-through treatment under Treas. Reg. §1.817-5(f), or if the Trust or PLFA reasonably believes that the Portfolio may fail to so qualify.

62.        This Agreement may be terminated upon a party’s reasonable determination that the other parties have failed to comply with either the conditions contained in the Order or the requirements of the Act. This Agreement also may be terminated by the Acquired Funds and/or Dimensional upon the Acquired Funds or Dimensional having a reasonable basis to believe that the facts or the representations upon which a private letter ruling described in Section 17 of this Agreement is based are incorrect in any material respect, that the IRS intends to revoke such private letter ruling or that the IRS intends to limit the application of such private letter ruling in any material respect. In the case where the Acquired Funds or Dimensional have determined that: (a) the Trust, the Funds of Funds, PLFA, or the Insurance Companies have failed to comply with the conditions of the Order or the Act, and to the extent not otherwise permissible under Section 12 of the Act or (b) the facts or the representations upon which a private letter ruling described in Section 17 of this Agreement is based are incorrect in any material respect, that a material fact was omitted from the private letter ruling request described in Section 17 of this Agreement, that the IRS intends to revoke such private letter ruling or that the IRS intends to limit the application of such private letter ruling in any material respect, then Dimensional is hereby authorized to redeem the Shares of the Portfolios held by the Funds of Funds in such amounts as Dimensional deems necessary and appropriate.

63.        Each party giving or making any notice, including any information that a party is required to deliver to the other parties by the Order or this Agreement, shall give the notice in writing and shall use one of the following methods of delivery, each of which for purposes of this Agreement is a writing: (a) personal delivery; (b) registered or certified mail, in each case, return receipt requested and postage prepaid; or (c) nationally recognized overnight courier, with all fees prepaid. Such notice shall be delivered to the address set forth below (which may be changed from time to time upon written notice to the other parties).

If to the Acquiring Fund or a Fund of Funds:

Pacific Select Fund

700 Newport Center Drive

Newport Beach, CA 92660

Attn: Robin Yonis, Esq.

Vice President & General Counsel

If to the Fund of Funds Adviser:

Pacific Life Fund Advisors LLC

700 Newport Center Drive

Newport Beach, CA 92660

Attn: Robin Yonis, Esq.

Vice President & Fund Advisor Counsel

If to the Insurance Companies:

Pacific Life Insurance Company

Pacific Life & Annuity Company

700 Newport Center Drive

Newport Beach, CA 92660

Attn: Sharon A. Cheever, Esq.

Senior Vice President & General Counsel

If to an Acquired Fund or a Portfolio:

Catherine L. Newell, Esq.

Vice President and Secretary

DFA Investment Dimensions Group Inc.

Dimensional Investment Group Inc.

6300 Bee Cave Road, Building One

Austin, TX 78746

With the exception of the contact information listed in this Section, which may be changed from time to time upon written notice to the other parties, the parties may amend this Agreement only by a written agreement signed by the parties.

64.        If any provision of this Agreement is determined to be invalid, illegal or unenforceable, the remaining provisions of this Agreement remain in full force and effect, if the essential terms and conditions of this Agreement for each party remain valid, legal and enforceable.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the 18th day of April, 2016.

Pacific Select Fund, on behalf of each of the Fund of Funds listed on Schedule A

By:	/s/ Howard T. Hirakawa
Name: Howard T. Hirakawa
Title: Senior Vice President

By:	/s/ Laurene E. MacElwee
Name: Laurene E. MacElwee
Title: VP & Assistant Secretary

Pacific Life Fund Advisors LLC

By:	/s/ Howard T. Hirakawa
Name: Howard T. Hirakawa
Title: SVP, Fund Advisor Operations

By:	/s/ Laurene E. MacElwee
Name: Laurene E. MacElwee
Title: VP & Assistant Secretary

Pacific Life Insurance Company, on behalf of itself and each of its Accounts listed on Schedule C

By:	/s/ Howard T. Hirakawa
Name: Howard T. Hirakawa
Title: SVP, Fund Advisor Operations

By:	/s/ Lori K. Lasinski
Name: Lori K. Lasinski
Title: Assistant Secretary

Pacific Life & Annuity Company, on behalf of itself and each of its Accounts listed on Schedule C

By:	/s/ Eddie Tung
Name: Eddie Tung
Title: VP, Corporate Financial

By:	/s/ Lori K. Lasinski
Name: Lori K. Lasinski
Title: Assistant Secretary

DFA Investment Dimensions Group Inc., on behalf of each of its Portfolios listed on Schedule B

By:	/s/ Carolyn O
Name: Carolyn O
Title: Vice President

Dimensional Investment Group Inc., on behalf of each of its Portfolios listed on Schedule B

By:	/s/ Valerie A. Brown
Name: Valerie A. Brown
Title: Vice President

Dimensional Fund Advisors LP
By: Dimensional Holdings Inc., General Partner

By:	/s/ Gregory K. Hinkle
Name: Gregory K. Hinkle
Title: VP & Controller

SCHEDULE A

PACIFIC SELECT FUND OF FUNDS

PSF DFA Balanced Allocation Portfolio

SCHEDULE B

LIST OF PORTFOLIOS OF DFA INVESTMENT DIMENSIONS GROUP INC.

(“DFAIDG”) AND DIMENSIONAL INVESTMENT GROUP INC. (“DIG”)

(EACH AN “ACQUIRED FUND”)

DFAIDG

U.S. Core Equity 1 Portfolio*

Large Cap International Portfolio*

U.S. Large Company Portfolio

DFA Intermediate Government Fixed Income Portfolio*

DFA Intermediate-Term Extended Quality Portfolio*

DFA Short-Term Extended Quality Portfolio*

U.S. Large Cap Growth Portfolio*

U.S. Core Equity 2 Portfolio*

U.S. Small Cap Growth Portfolio*

DFA Real Estate Securities Portfolio*

VA U.S. Large Value Portfolio*

VA U.S. Targeted Value Portfolio*

VA International Small Portfolio*

VA Short-Term Fixed Portfolio*

VA Global Bond Portfolio*

*        A Stand Alone Portfolio in which a Fund of Funds and the members of the Fund of Funds Advisory Group may own up to 25% of the Stand Alone Portfolio’s total outstanding voting securities.

SCHEDULE C

LIST OF SEPARATE ACCOUNTS

Insurance Company	Separate Account(s)

Pacific Life Insurance Company

Separate Account A of Pacific Life Insurance Company

Pacific Select Variable Annuity Separate Account of Pacific Life Insurance Company

Pacific Select Exec Separate Account of Pacific Life Insurance Company

Pacific COLI Separate Account of Pacific Life Insurance Company

Pacific COLI Separate Account II of Pacific Life Insurance Company

Pacific COLI Separate Account III of Pacific Life Insurance Company

Pacific COLI Separate Account IV of Pacific Life Insurance Company

Pacific COLI Separate Account V of Pacific Life Insurance Company

Pacific COLI Separate Account VI of Pacific Life Insurance Company

Pacific COLI Separate Account X of Pacific Life Insurance Company

Pacific COLI Separate Account XI of Pacific Life Insurance Company

Pacific COLI Separate Account III of Pacific Life Insurance Company

Pacific COLI Separate Account III of Pacific Life Insurance Company

Separate Account I of Pacific Life Insurance Company

Pacific Life & Annuity Company	Separate Account A of Pacific Life & Annuity Company Pacific Select Exec Separate Account of Pacific Life & Annuity Company Separate Account I of Pacific Life & Annuity Company

SCHEDULE D

NSCC TRADING TERMS

1.	Shares of the respective Portfolios of an Acquired Fund listed on Schedule B hereto, as amended from time to time by the parties, shall be sold by the Acquired Fund through its agent DFA Securities LLC, and purchased by the Fund of Funds for the appropriate Fund Account established with the Acquired Fund by the Trust, at the applicable net asset value (“NAV”) in accordance with the provisions of this Agreement, the then current prospectus(es) of the Portfolios, and the Contracts. The Acquired Funds will make the net asset value for each Portfolio available to the Trust on a daily basis as soon as reasonably practicable after the Acquired Funds calculate each Portfolio’s net asset value per share, and the Acquired Funds shall use best efforts to make each Portfolio’s net asset value per share available by 6:30 p.m. Eastern time.

(a)	Transmission of Instructions For each Portfolio and for each account maintained by the Fund of Funds with such Portfolio (each a “Fund Account”), the Trust, on behalf of the Fund of Funds, shall transmit to National Securities Clearing Corporation (“NSCC”) (which shall forward the information to the transfer agent of the Acquired Fund), no more than 10 aggregate purchase orders as follows:

(i)	5 purchase orders for the Fund Accounts expressed in dollars (sent via NSCC’s DCC&S System); and

(ii)	5 purchase orders for the Fund Accounts expressed in shares (sent via NSCC’s DCC&S System);

and no more than 10 aggregate redemption orders as follows:

(i)	5 redemption orders for the Fund Accounts expressed in dollars (sent via NSCC’s DCC&S System); and

(ii)	5 redemption orders for the Fund Accounts expressed in shares (sent via NSCC’s DCC&S System);

each of which reflects the aggregated effect of all purchases and all redemptions of Shares of the Portfolios in such categories, based upon instructions from each Fund Account (collectively, “Instructions”) received prior to the Close of Trading on a given Business Day (the “Trade Date”). “Close of Trading” shall mean 4:00 p.m. Eastern Time on a Business Day or at such other time as the NAV of a Portfolio is calculated, as disclosed in the then current prospectus(es) of the Portfolios. “Business Day” shall mean, unless otherwise noted in this Agreement, any day on which the New York Stock Exchange (the “NYSE”) is open for trading and on which a Portfolio calculates its NAV pursuant to the rules of the SEC. “Business Day,” for the purposes of Section 1(b)-(c) of this Schedule D, shall also include any day on which the NSCC’s DCC&S System is open to transmit and settle orders, even if the NYSE is closed for trading on such day.

On any given Business Day, the Trust or its designee shall accept Instructions in proper form from a Fund Account up to the Close of Trading, but in no event shall the Trust accept Instructions that have been received by the Trust or its designee after the Close of Trading on such Business Day. Instructions received in proper form by the Trust after the Close of Trading on any Business Day shall be treated as if accepted on the next following Business Day. Each transmission of Instructions by the Trust will constitute a representation that all purchase and redemption orders from the Fund Accounts were received by the Trust or its designee prior to 4:00 p.m. Eastern Time or the close of the NYSE, whichever is earlier, on the Business Day on which the purchase or redemption orders are transmitted, in accordance with Rule 22c-1 under the 1940 Act.

(b)	Transmission Deadlines for the Fund Accounts The transmission of orders for the Fund Accounts will be accepted by the Acquired Fund or its transfer agent only if provided through NSCC’s DCC&S System in the file delivered to the Acquired Fund or its transfer agent prior to 6:30 a.m. Eastern Time (currently NSCC Cycle 8) on the next Business Day following the Trade Date. Any information delivered to the Acquired Fund after such 6:30 a.m. Eastern Time file is received will be rejected by the Acquired Fund or its transfer agent, subject to the Acquired Fund’s sole discretion to accept any trade.

In the event that NSCC systems are not functioning on a given Business Day, the Trust may transmit Instructions to the Acquired Fund, its transfer agent or as otherwise directed by the Acquired Fund or Dimensional via facsimile or other electronic transmission approved by the Acquired Fund by 8:30 a.m. Eastern Time on the next Business Day following the Trade Date; provided however, the Trust will notify the Acquired Fund and Dimensional prior to transmitting Instructions via facsimile. However, this paragraph will not be applicable to Instructions which have already been entered via NSCC but not received by the Acquired Fund or its transfer agent. The Trust must notify the Acquired Fund of the existence of any such Instructions, and the Acquired Fund and its transfer agent will use commercially reasonable efforts to process those Instructions in a mutually satisfactory manner. Notwithstanding the foregoing, on a limited basis, the Trust may transmit instructions until 9:00 a.m. Eastern Time via NSCC Cycles 9 through 12 on the next Business Day following the Trade Date for corrections to Instructions already submitted for contingency purposes.

(c)	Settlement Aggregated purchase and net redemption transactions shall be settled in accordance with NSCC rules and procedures.

In the event that NSCC systems are not functioning on a given Business Day (1) for net purchase Instructions, the Trust shall wire payment, or arrange for payment to be wired by the Trust’s designated bank, in immediately available Acquired Funds, to the Portfolio’s custodial account at the Acquired Fund’s custodian; and (2) for net redemption Instructions, the Acquired Fund or its transfer agent shall wire payment, or arrange for payment to be wired, in immediately available Acquired Funds, to an account designated by the Trust in writing. Wires from the Trust must be received no later than the close of the Federal Reserve Wire Transfer System on the next day on which the Federal Reserve Wire Transfer System is open.

In the event that the total redemption order for any one Business Day shall exceed dollar limits set for a Portfolio by the Acquired Fund, such Portfolio shall have the option of (i) settling the redemption on the second Business Day following trade date through the NSCC’s money settlement process, (ii) settling the redemption outside of Fund/SERV, if necessary as determined in the sole discretion of the Acquired Fund, at any time within seven (7) days after receipt of the redemption order, in accordance relevant with provisions of the Act, or (iii) making redemptions in any other manner provided for in the Portfolio’s then current prospectus(es) or statement(s) of additional information.

Nothing herein shall prevent the Acquired Fund, on behalf of a Portfolio, from delaying or suspending the right of purchase or redemption of Shares of a Portfolio in accordance with the provisions of the Act and the rules thereunder. The Acquired Fund will have no responsibility for the proper disbursement or crediting of redemption proceeds; the Trust alone will be solely responsible for such actions.

(d)	Errors The Trust shall solely be responsible for the accuracy of any Instruction transmitted to the Acquired Fund or its transfer agent via NSCC systems or otherwise, and the transmission of such Instruction shall constitute the Trust’s representation to the Acquired Fund that the Instruction is accurate, complete and duly authorized by the Fund Accounts whose shares are the subject of the Instruction. The Trust shall assume responsibility for any loss to the Acquired Fund, the Portfolios or their transfer agent caused by a cancellation or correction made subsequent to the date as of which an Instruction has been placed, and the Trust will immediately pay such loss to the Acquired Fund or such Portfolio(s) upon notification.

Each party shall notify the other parties of any errors or omissions in any information and interruptions in or delay or unavailability of, the means of transmittal of any such information as promptly as possible. The Trust agrees to maintain reasonable errors and omissions insurance coverage commensurate with the Trust’s responsibilities under this Agreement.

In the event of an error in the computation of a Portfolio’s NAV per share, dividend or capital gain, the Acquired Fund will follow its then current policy adopted for the sale and distribution of Shares of the Portfolio regarding appropriate error correction standards.

The Trust or its agent shall maintain a record of the total number of Shares of the Portfolios which are so purchased, based on information provided by the Acquired Fund or its designee to the Trust, and shall reconcile with the Acquired Fund on a periodic basis the number of Shares of each Portfolio attributable to each Fund Account. If an order to purchase Shares of a Portfolio must be canceled due to nonpayment, the Trust will be responsible for any loss incurred by the Acquired Fund or the Portfolio arising out of such cancellation. To recover any such loss, the Acquired Fund and the Portfolios reserve the right to redeem Shares of the affected Portfolio(s) held in the name of the Trust or a corresponding subaccount of the applicable Fund Account.

2	The Acquired Fund will redeem the Shares of the Portfolios when requested on behalf of the Trust or the corresponding subaccount of the applicable Fund Account at the applicable NAV in accordance with Section 1(b) of this Agreement, the then current prospectus(es) of the Portfolios, the statement of additional information of the Acquired Fund and the Contracts; provided, however, if any conflicts exist among any such documents, then the terms of the Acquired Fund’s current prospectus(es) describing the Portfolios and the statement of additional information describing the Portfolios shall control unless otherwise agreed to by the parties.

The Trust shall not process or effect any redemptions with respect to Shares of any Portfolio after receipt by the Trust of notification of suspension of the determination of the NAV of such Portfolio.

3	The Trust agrees to purchase and redeem the Shares of each Portfolio in accordance with the provisions of this Agreement and the then current prospectus(es), and statement(s) of additional information of the Acquired Fund that describes the Portfolios.

4	Issuance and transfer of Shares of the each Portfolio will be by book-entry only. Stock certificates will not be issued to the Trust or to the applicable Fund Accounts. Shares of a Portfolio purchased from the Acquired Fund will be recorded in appropriate book-entry titles for the Fund Accounts by the Acquired Fund or its designee.

5	The Trust will receive pricing and dividend rate and capital gain distribution rate information and payments through the NSCC System. The Trust hereby elects to receive all such dividends and distributions as are payable on Shares of a Portfolio in additional Shares of that Portfolio. The Acquired Fund shall notify the Trust or its delegates of the number of Shares of the Portfolios so issued as payment of such dividends and distributions.

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